UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2023

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
Exchangeable Note Repurchases
On December 21, 2023, i3 Verticals, LLC (the “LLC”), a subsidiary of i3 Verticals, Inc. (the “Company”), entered into individual privately negotiated transactions with a limited number of holders of its outstanding 1.00% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”), pursuant to which the LLC will repurchase approximately $90.8 million aggregate principal amount of the Exchangeable Notes (the “Exchangeable Note Repurchases”) for an aggregate cash repurchase price of approximately $87.5 million. The foregoing approximate repurchase price is subject to adjustment during a 15 trading-day measurement period ending January 16, 2024. Accordingly, such approximate amount is an estimate based on an assumed price per share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), equal to $20.98, the closing price per share of Class A Common Stock on The Nasdaq Global Select Market on December 19, 2023. The actual amounts of cash paid could vary depending on changes in the trading price of the Class A Common Stock during the measurement period.
The Exchangeable Note Repurchases are expected to close on or about January 18, 2024. Following the closing of the Exchangeable Note Repurchases, approximately $26.2 million in aggregate principal amount of Exchangeable Notes will remain outstanding, with terms unchanged. In exchange for paying cash pursuant to the Exchangeable Note Repurchases, the LLC will receive and cancel the repurchased Exchangeable Notes.
Bond Hedge and Warrant Unwind Transactions
In connection with the Exchangeable Note Repurchases, the Company and the LLC expect to enter into agreements with certain financial institutions (the “Counterparties”) to terminate corresponding portions of the convertible note hedge transactions the LLC previously entered into with the Counterparties and the warrant transactions the Company previously entered into with the Counterparties. In connection with the termination, the Counterparties or their respective affiliates may sell shares of the Class A Common Stock in secondary market transactions, or may unwind derivative transactions that may in turn result in secondary market sales of the Class A Common Stock, shortly after the LLC’s entry into the Exchangeable Note Repurchases.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws that may relate to, among other things, the amount of the Exchangeable Notes to be exchanged, the amount of the Exchangeable Notes to remain outstanding following completion of the repurchase transactions, the ability to complete the repurchase transactions on the timeline described herein or at all, and the final aggregate cash repurchase prices for the repurchase transactions are forward-looking. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not a guarantee of future events, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including changes in the price of our Class A common stock and changes in the convertible note or other capital markets, as well as the risks set forth in Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and in other filings of the Company with the SEC from time to time. These forward-looking statements speak only as of the date on which they are made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8-K may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2023

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer